Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Mar 31, 2002
Payment Date	Apr 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.900000%
Accrual end date, accrual beginning date and days in Interest Period	Apr 15, 2002	Mar 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	116,979,645	22,505,329	29,256,927	21,380,062	15,753,730	19,177,592
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.025000%	2.150000%	2.250000%	2.550000%	2.900000%
Interest/Yield Payable on the Principal Balance	203,983	41,666	56,685	46,947	39,341
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	203,983	41,666	56,685	46,947	39,341
Interest/Yield Paid	203,983	41,666	56,685	46,947	39,341

Summary

Beginning Security Balance	116,979,645	22,505,329	29,256,927	21,380,062	15,753,730	19,177,592
Beginning Adjusted Balance	116,979,645	22,505,329	29,256,927	21,380,062	15,753,730
Principal Paid	3,914,683	753,050	978,965	715,397	527,135	688,155
Ending Security Balance	113,064,963	21,752,279	28,277,962	20,664,665	15,226,595	18,536,323
Ending Adjusted Balance	113,064,963	21,752,279	28,277,962	20,664,665	15,226,595
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	113,111,849	21,752,279	28,277,962	20,664,665	15,226,595
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,197,198
Ending OC Amount as Holdback Amount						10,226,691
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2795823	$0.8680442	$0.9084183	$1.0295406	$1.1708500
Principal Paid per $1000	$5.3655188	$15.6885383	$15.6885386	$15.6885386	$15.6885384